Sona Mobile Signs Definitive Agreement with The Daily Racing Form (DRF)

New York –March 16, 2007 - Sona Mobile Holdings Corp. (OTC Bulletin Board: SNMB.OB) announced today that it signed a definitive agreement to form a strategic partnership with Daily Racing Form, Inc. (DRF), the leading national newspaper and online publication dedicated to coverage of horse racing.

Under the terms of the agreement, Sona Mobile will develop an exclusive DRF-branded wireless portal that will allow racing fans to access, via cell phones and other wireless devices, real-time content from DRF publications. Sona’s wireless application will provide horse racing fans with a modern and exciting interface for accessing racing news, editorial content, entry information for all North American tracks, racing results, live odds, video clips, and more. Sona also has the right to use DRF’s content on other wireless wagering platforms.

”We are very pleased with today’s announcement, said Shawn Kreloff, Sona Mobile Chairman and CEO. “Last year, Sona and DRF began to explore opportunities for joining our efforts in the rapidly growing wireless sector of the horse racing industry, and, in December of 2006, signed a letter of intent for a strategic partnership. Today’s definitive agreement solidifies our relationship. Our team is excited to start the development of the DRF-branded wireless portal.”

Revenue Implications

Sona and DRF will share equally in all wireless non-wagering revenues generated by the partnership including:

•	Subscription revenues collected by DRF from the wireless portal users;
•	Revenues from selling advertising on the wireless portal; and
•	Revenues collected by Sona by sub-licensing DRF content for use in third-party wagering platforms.

“The alliance between our companies is a powerful one – it brings together DRF’s exclusive content and Sona’s cutting edge technology. Together we are in a perfect position to bring the horse racing industry in to the 21st century by addressing the needs of the “Blackberry generation.” The DRF team is looking forward to working with Sona on creating a new content-delivery vehicle for horse racing enthusiasts,” said Brent Diamond, President and CEO of the Daily Racing Form.

Forward-Looking Statement

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to Sona's public filings with the US Securities and Exchange Commission for further information regarding the company and its operations.

About Sona Mobile Holdings Corp.

Sona Mobile Inc. is a leading provider of secure mobile solutions for gaming and entertainment applications as well as access to financial and enterprise information. Sona’s technology delivers a rich client experience without compromising performance or security. Sona's key differentiator is the innovative Sona Wireless Development Platform (SWP) and 3D mobile methodology. The SWP architecture works across a wide range of mobile devices and operating systems, including Research In Motion's BlackBerry(R) and Microsoft Corp's Windows Mobile(R) lines, without compromising performance or security. Sona’s global strategic alliance with Shuffle Master, Inc. utilizes the SWP to provide users with wireless in-casino gaming.

Founded in 2000, Sona has offices and subsidiaries in the United States and Canada. For more information, visit the company Web site at www.sonamobile.com.

About Daily Racing Form

Daily Racing Form, "America's Turf Authority Since 1894," was born in Chicago on Nov. 17, 1894 when it first appeared as a four-page broadsheet. Over the last 107 years, DRF has been the country's only daily national newspaper dedicated to the coverage of a single major sport. DRF is the most complex newspaper in North America, publishing up to 2,000 unique pages of statistical and editorial copy every day, in as many as 25 daily editions, 364 days a year.

Contact:

Kate Sidorovich

Investor Relations for Sona Mobile

Office: 415-445-3236

kate@marketstreetpartners.com